THE ADVISORS' INNER CIRCLE FUND
                                   SCHEDULE A
                             DATED AUGUST 8, 1994,
                       AS LAST AMENDED NOVEMBER 14, 2012
                 TO THE DISTRIBUTION PLAN DATED AUGUST 8, 1994,
                            AMENDED AUGUST 14, 2000

          Subject to any limitations imposed by Rule 2830 of the NASD's Conduct Rules, the Distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective
Portfolios.


PORTFOLIO                                       CLASS OF SHARES             FEE
--------------------------------------------------------------------------------
AlphaOne Micro Cap Equity Fund               Investor Class Shares         0.25%
AlphaOne Micro Cap Equity Fund                  R Class Shares             0.25%
AlphaOne U.S. Equity Long Short Fund         Investor Class Shares         0.25%
AlphaOne U.S. Equity Long Short Fund            R Class Shares             0.25%
Citi Market Pilot 2020 Fund                       A Shares                 0.25%
Citi Market Pilot 2030 Fund                       A Shares                 0.25%
Citi Market Pilot 2040 Fund                       A Shares                 0.25%
CBRE Clarion Long/Short Fund                 Investor Class Shares         0.25%
Edgewood Growth Fund                               Retail                  0.25%
Hamlin High Dividend Equity Fund             Investor Class Shares         0.25%
Thomson Horstmann & Bryant MicroCap          Investor Class Shares         0.25%
   Fund
UA S&P 500 Index Fund                               II                     0.10%
Westwood LargeCap Value Fund                    A Class Shares             0.25%
Westwood Income Opportunity Fund                A Class Shares             0.25%
Westwood Short Duration High Yield Fund         A Class Shares             0.25%
Westwood Global Equity Fund                     A Class Shares             0.25%
Westwood Global Dividend Fund                   A Class Shares             0.25%
Westwood Emerging Markets Fund                  A Class Shares             0.25%
Westwood Emerging Markets Plus Fund             A Class Shares             0.25%
Harvest China All Assets Fund                   Class A Shares             0.25%
Harvest Intermediate Bond Fund                  Class A Shares             0.25%